Exhibit 99.1

FOR IMMEDIATE RELEASE:

GAIN Capital Holdings, Inc. Announces Exercise of

Full Over-Allotment Option for Convertible Senior Notes Due 2022

BEDMINSTER, New Jersey — August 22, 2017 — GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN Capital”) announced today that, in connection with GAIN Capital’s private offering of 5.00% Convertible Senior Notes due 2022, the initial purchasers have exercised in full their option to purchase an additional $12.0 million in aggregate principal amount of the notes. The full exercise of the option to purchase additional notes brings the aggregate principal amount of the notes sold in the offering to $92.0 million. The offering is expected to close on August 22, 2017, subject to customary closing conditions.

GAIN Capital expects that the net proceeds from the offering of notes, including the notes sold pursuant to the initial purchasers’ option to purchase additional notes, will be approximately $89.0 million, after deducting discounts to the initial purchasers but prior to taking into account any estimated offering expenses payable by GAIN Capital.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any offer of the securities will be made only by means of a private offering memorandum. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About GAIN Capital

GAIN Capital provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities. GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.

Forward Looking Statements

This press release includes forward-looking statements regarding GAIN Capital’s financing plans, including statements related to GAIN Capital’s offering of the notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether GAIN Capital will be able to satisfy the conditions required to close the sale of the notes and the anticipated use of the net proceeds from the sale of the notes. GAIN Capital’s forward-looking statements also involve assumptions that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted

throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. As a result, you are cautioned not to rely on these forward-looking statements. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Investor Relations Contact

Lauren Tarola, Edelman for GAIN Capital

+1 (908) 731-0737

ir@gaincapital.com

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